EXHIBIT NO. 10.20

                           AMENDMENT TO LOAN AGREEMENT

      THIS AMENDMENT TO LOAN AGREEMENT, is dated as of May 28, 2003 (this "Agreement"), between 330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company, having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 ("Borrower") and LEHMAN BROTHERS BANK FSB, a federal stock savings bank, having an address at Brandywine Building, 1000 West Street, Suite 200, Wilmington, Delaware 19801 ("Lender"). Unless otherwise defined in this Agreement, terms defined in the Loan Agreement shall have their defined meanings when used herein.

                             W I T N E S S E T H:

      WHEREAS, Borrower and Lender are parties to that certain Loan Agreement dated as of March 10, 2003 (the "Loan Agreement"), pursuant to which Lender made a loan to Borrower (the "Loan") in the original principal amount of $195,000,000;

      WHEREAS, pursuant to and in accordance with Section 10.23 of the Loan Agreement, Lender has elected to exercise the Mezzanine Option, thereby creating a Mortgage Loan equal to $130,211,771 and a Mezzanine Loan (as defined in the Loan Agreement prior to giving effect to this Agreement) equal to $64,788,229; and

      WHEREAS, Lender and Borrower have agreed in the manner hereinafter set forth to modify the terms of the Loan Agreement in connection with the exercise by Lender of such Mezzanine Option.

      NOW, THEREFORE, in pursuance of such agreement and for good and valuable consideration, the sufficiency of which is hereby acknowledged, Mortgage Borrower and Lender hereby agree as follows:

     1.  The  following  terms  are  hereby  added  to  Section  1.1 of the Loan
Agreement:

         (a) "Aggregate Debt Service" shall mean, with respect to any particular period of time, the sum of scheduled principal and interest payments under the Note and the Mezzanine Note.

         (b) "Mezzanine Cash Management Agreement" shall mean that certain Mezzanine Cash Management Agreement dated as of May 28, 2003 between Borrower, Mezzanine Borrower, Lender, Mezzanine Lender and Agent, as the same may be amended, supplemented or otherwise modified from time to time.

         (c) "Mezzanine Lender" shall mean Lehman Brothers Holdings Inc., a Delaware corporation, together with its permitted successors and assigns.

         (d) "Mezzanine Loan Agreement" shall mean that certain Mezzanine Loan Agreement dated as of May 28, 2003 between Mezzanine Lender and Mezzanine Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

         (e) "Mezzanine Loan Documents" shall mean, collectively, the Mezzanine Note, the Mezzanine Loan Agreement and any and all other documents defined as "Loan Documents" in the Mezzanine Loan Agreement.

         (f) "Mezzanine Note" shall mean that certain Mezzanine Note dated May 28, 2003 made by Mezzanine Borrower to Mezzanine Lender in the stated principal amount of $64,788,229, as the same may be amended, supplemented or otherwise modified from time to time.

     2. The term "Floating Rate" is hereby deleted in its entirety and replaced with the following:

         "Floating Rate" shall mean a fluctuating rate per annum equal to the sum of (i) the greater of (x) the LIBOR Rate and (y) 2.2688% plus (ii) the LIBOR Spread, as such rate may change on each Determination Date for the next succeeding Interest Period.

     3. The following parenthetical is hereby added at the end of clause (a) within the definition of "Independent Manager":

         "(provided, however, that no Person may serve as an Independent Manager of both Borrower and Mezzanine Borrower)".

     4. The term "LIBOR Spread" is hereby deleted in its entirety and replaced with the following:

         "LIBOR Spread" shall mean 1.43195%.

     5. The term "Material Lease Threshold" is hereby deleted in its entirety and replaced with the following:

         "Material Lease Threshold" shall mean (a) net rentable area equal to or in excess of one floor with respect to the portion of the Improvements constituting office space and (b) the portion of the Improvements constituting the parking garage.

     6. From and after the date hereof, the term "Mezzanine Borrower" shall no longer be defined as set forth in Section 10.23 of the Loan Agreement and instead shall be defined as follows:

         "Mezzanine Borrower" shall mean 330 N. Wabash Mezzanine, L.L.C., a Delaware limited liability company.

     7. From and after the date hereof, the term "Mezzanine Loan" shall no longer be defined as set forth in Section 10.23 of the Loan Agreement and instead shall be defined as follows:

         "Mezzanine Loan" shall mean the mezzanine loan made by Mezzanine Lender to Mezzanine Borrower under the Mezzanine Loan Agreement in the principal amount of Sixty-Four Million Seven Hundred Eighty-Eight Thousand Two Hundred Twenty-Nine and No/100 Dollars ($64,788,229).

     8. The term "Net Cash Flow After Debt Service" is hereby deleted in its entirety and replaced with the following:

         "Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting Aggregate Debt Service for such period from Net Cash Flow for such period.

     9. Section 2.3.1(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         (b) From and after the Prepayment Release Date, but not prior thereto, Borrower may prepay the Debt in whole or in part, without any premium or penalty provided that, subject to the provisions of clause (c) of this Section 2.3.1, and whether or not such prepayment shall occur on a Payment Date, Borrower shall pay to Lender, simultaneously with such prepayment, the interest that would have accrued at the Floating Rate on the amount then prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment. Such prepayment shall be applied, first, to interest on the principal amount of the Loan being prepaid that would have accrued at the Floating Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and second to all other amounts then due to Lender under this Agreement or any of the other Loan Documents and finally to the outstanding principal balance of the Loan.

     10. Section 2.3.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         2.3.2 Mandatory Prepayments. On each date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No prepayment premium or other penalty shall be due in connection with a prepayment made pursuant to this Section
2.3.2. Such prepayment shall be applied, first, to interest on the principal amount of the Loan being prepaid that would have accrued at the Floating Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and second to all other amounts then due to Lender under this Agreement or any of the other Loan Documents and finally to the outstanding principal balance of the Loan.

     11. Section 5.1.23 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         5.1.23 Additional Leasing Deposit. Provided such deposit is not or shall not have been made by Mezzanine Borrower, Mezzanine Lender or Guarantor (as defined in the Mezzanine Loan Agreement) under the Mezzanine Loan Agreement, Borrower hereby covenants that on or prior to the date upon which Lender takes title to the Property pursuant to a foreclosure or deed-in-lieu of foreclosure, Borrower shall deposit with Lender an amount equal to the amount by which (i) $6,000,000 exceeds (ii) the aggregate amount expended by Borrower for asbestos abatement, if any, provided such amount was not funded from any Reserve Fund (the "Post-Possession Re-Leasing Escrow Deposit"), which Post-Possession Re-Leasing Escrow Deposit is the agreed upon amount that Lender estimates will be needed for appropriate re-leasing work to be completed at the Property, including any necessary or desired asbestos abatement.

     12. Section 5.2.13(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            (c) A transfer or sale (but not a pledge, hypothecation, creation of a security interest in or other encumbrance) of any direct or indirect interests in Mezzanine Borrower are permitted provided that the following conditions are satisfied:

                  (i) such transfer or sale is to a Permitted Owner or to a Person wholly owned by a Permitted Owner;

                  (ii) prior to any such  transfer or sale of direct or indirect ownership interests in Mezzanine Borrower, as a result of either of which (and after giving effect to such transfer or sale), more than 49% of the direct or indirect ownership interests in Mezzanine Borrower shall have been transferred to a person or entity not owning at least 49% of the direct or indirect ownership interests in Mezzanine Borrower on the date of closing, Borrower shall deliver to Lender a Nonconsolidation Opinion which may be relied upon by Lender, the Rating Agencies and their respective successors and assigns, with respect to the proposed transfer or sale, which Nonconsolidation Opinion shall be reasonably acceptable to Lender and, after a Securitization, the Rating Agencies;

                  (iii) immediately prior to such transfer or sale no Event of Default has occurred and is continuing;

                  (iv) if following  such transfer or sale,  Manager will not be the property manager of the Property, then the property manager of the Property must be a Qualifying Manager; and

                  (v) Borrower shall give or cause to be given written notice to
            Lender of the proposed transfer or sale not later than fifteen (15) days prior thereto, which notice shall set forth the name of the Person to which the interest in Mezzanine Borrower is to be transferred or sold, identify the proposed transferee and set forth the date the transfer or sale is expected to be effective.

     13. The following Section 5.2.13(i) is hereby added to the Loan Agreement:

            (i) Notwithstanding the prohibitions against transfer contained in this Agreement or the other Loan Documents, Mezzanine Borrower, as the sole member of Borrower, shall have the right to pledge its interest in Borrower to the Mezzanine Lender as security for the Mezzanine Loan pursuant to and in accordance with the Mezzanine Loan Documents, subject to the provisions of that certain Intercreditor Agreement dated as of May 28, 2003 among Lender and Mezzanine Lender.

     14. The following sentence in Section 7.2 shall be deleted in its entirety:

            "Any amount remaining in the Tax, Insurance and Ground Rent Escrow Fund after the Debt has been paid in full shall be returned to Borrower."

            and shall be replaced with the following:

            "Any amount remaining in the Tax, Insurance and Ground Rent Escrow Fund after the Debt has been paid in full shall be transferred to the Mezzanine Lender and deposited as set forth in Section 7.2 of the Mezzanine Loan Agreement, or if the Mezzanine Loan has been paid in full, shall be returned to Borrower."

     15. The following Section 10.25 is hereby added to the Loan Agreement:

         10.25 Reallocation of Loan Amounts.

         Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right at any time prior to Securitization to reallocate the amount of the Loan and the Mezzanine Loan, at no cost to Borrower, provided that (i) the aggregate principal amount of the Loan and the Mezzanine Loan immediately following such reallocation shall equal the outstanding principal balance of the Loan and the Mezzanine Loan immediately prior to such reallocation and (ii) the weighted average interest rate of the Loan and the Mezzanine Loan immediately following such reallocation shall equal the interest rate which was applicable to the Loan and the Mezzanine Loan immediately prior to such reallocation. Borrower, at Lender's cost and expense, shall cooperate with all reasonable requests of Lender in order to reallocate the amount of the Loan and the Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any Rating Agency. In the event Borrower fails to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof.

         It shall be an Event of Default under the Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section
10.25 after expiration of ten (10) Business Days after notice thereof.

     16. As amended by this Agreement, all terms, covenants and provisions of the Loan Agreement are ratified and confirmed and shall remain in full force and effect as first written.

     17. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     18. This Agreement shall inure to the benefit of and be binding upon Borrower and Lender and their respective successors and permitted assigns.

     19. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                               BORROWER:

                                330  N.  Wabash  Avenue,   L.L.C.,   a  Delaware
                                limited liability company

                                By:   330  N.  Wabash   Mezzanine,   L.L.C.,   a
                                      Delaware limited  liability  company,  its
                                      Sole Member

                                      By:  77 West Wacker  Limited  Partnership,
                                           an Illinois limited partnership,  its
                                           Sole Member

                                           By:  Prime  Group  Realty,   L.P.,  a
                                                Delaware  limited   partnership,
                                                its Administrative Member

                                                By:  Prime Group  Realty  Trust,
                                                     a  Maryland   real   estate
                                                     investment    trust,    its
                                                     Managing General Partner

                                                     By:   /s/ Louis G. Conforti
                                                           ---------------------
                                                               Louis G. Conforti
                                                               Co-President



                              LEHMAN BROTHERS BANK FSB, a federal stock savings bank


                                By:/s/ Charlene Thomas
                                   -------------------
                                 Name: Charlene Thomas
                                 Title: Authorized Signatory